Exhibit 10.3

DEPOMED, INC.

1995 STOCK OPTION PLAN

NONSTATUTORY STOCK OPTION AGREEMENT

(A)      Name of Optionee:

(B)        Grant Date:

(C)        Number of Shares:

(D)       Exercise Price:

(E)         Vesting Base Date:

THIS NONSTATUTORY STOCK OPTION AGREEMENT (the “Agreement”) is made and entered into as of the date set forth in Item B above (the “Grant Date”) between DepoMed, Inc., a California corporation (the “Company”), and the person named in Item A above (“Optionee”).

THE PARTIES AGREE AS FOLLOWS:

1.                                       Grant of Option; Vesting Base Date.

1.1  Grant.  The Company hereby grants to Optionee pursuant to the Company’s 1995 Stock Option Plan (the “Plan”), a copy of which is attached to this Agreement as Exhibit 1, a nonstatutory stock option (the “NSO”) to purchase all or any part of an aggregate of the number of shares (the “NSO Shares”) of the Company’s Common Stock (as defined in the Plan) listed in Item C above on the terms and conditions set forth herein and in the Plan, the terms and conditions of the Plan being hereby incorporated into this Agreement by reference.

1.2  Vesting Base Date.  The parties hereby establish the date set forth in Item E above as the Vesting Base Date (as defined in Section 5.1 below).

2.                                       Exercise Price.  The exercise price for purchase of each share of Common Stock covered by this NSO shall be the price set forth in Item D above.

3.                                       Term.  Unless otherwise specified on Exhibit 3 attached hereto, if any (the absence of such exhibit indicating that no such exhibit was intended), this NSO shall expire as provided in Section 6.1.12 of the Plan.

4.                                       Adjustment of NSOs.  The Company shall adjust the number and kind of shares and the exercise price thereof in certain circumstances in accordance with the provisions of Section 6.1.1 of the Plan.

5.                                       Exercise of Options.

5.1  Vesting; Time of Exercise.  This NSO shall be exercisable according to the schedule set forth on Exhibit 5.1 attached hereto.  Such schedule shall commence as of the date set forth in Item E above (the “Vesting Base Date”).

5.2  Exercise After Termination of Status as an Employee, Director or Consultant.  In the event of termination of Optionee’s continuous status as an employee, director or consultant, this NSO may be exercised only in accordance with the provisions of Section 6.1.7 of the Plan.

5.3  Manner of Exercise.  Optionee may exercise this NSO, or any portion of this NSO, by giving written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Plan Administrator, accompanied by the Notice of Exercise in substantially the form attached hereto as Exhibit 5.3 executed by Optionee, payment of the exercise price and payment of any applicable withholding or employment taxes.  The date the Company receives written notice of an exercise hereunder accompanied by payment will be considered as the date this NSO was exercised.

5.4  Payment.  Except as provided in Exhibit 5.4 attached hereto, if any (the absence of such exhibit indicating that no exhibit was intended), payment may be made for NSO Shares purchased at the time written notice of exercise of the NSO is given to the Company, by delivery of cash, check or previously owned shares of Common Stock (provided that delivery of previously owned shares may not be made other than once in any six-month period).  The proceeds of any payment shall constitute general funds of the Company.

5.5  Delivery of Certificate.  Promptly after receipt of written notice of exercise of the NSO, the Company shall, without stock issue or transfer taxes to the Optionee or other person entitled to exercise, deliver to the Optionee or other person a certificate or certificates for the requisite number of NSO Shares.  An Optionee or transferee of an Optionee shall not have any privileges as a stockholder with respect to any NSO Shares covered by the option until the date of issuance of a stock certificate.

6.                                       Limited Transferability of NSO.

6.1  Transfer to Immediate Family Members.  All or any portion of this NSO may be transferred by Optionee to (i) the spouse, children or grandchildren of the Optionee (“Immediate Family Members”), (ii) a partnership in which such Immediate Family Members are the only partners, or (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, provided that (x) there may be no consideration for such transfer and (y) subsequent transfers of this NSO shall be prohibited except those in accordance with Section 6.2.  Following transfer, this NSO shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.  The events of termination of Section 5.2 shall continue to be applied with respect to the original Optionee, following which this NSO shall be exercisable by the transferee only to the extent, and for the periods specified in, Section 5.2.  Neither the

Company nor the Administrator shall have any obligation to provide the transferee with notice of termination of an Optionee.

6.2  Nontransferability.   This NSO is not assignable or transferable by Optionee except in accordance with Section 6.1 or by will or by the laws of descent and distribution.  During the life of Optionee, this NSO is exercisable only by the Optionee or by a transferee permitted pursuant to Section 6.1.  Any attempt to assign, pledge, transfer, hypothecate or otherwise dispose of this NSO in a manner not herein permitted, and any levy of execution, attachment, or similar process on this NSO, shall be null and void.

7.                                       Market Standoff.  Optionee hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of the securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), Optionee shall not sell or otherwise transfer the NSO Shares for a period of 180 days following the effective date of a Registration Statement filed  under the Securities Act; provided that such restrictions shall apply only to the first two registration statements of the Company to become effective under the Securities Act which include securities to be sold on behalf of the Company in an underwritten public offering under the Securities Act.  The Company may impose stop-transfer instructions with respect to the NSO Shares subject to the foregoing restrictions until the end of each such 180-day period.

8.                                       Restriction on Issuance of Shares.

8.1  Legality of Issuance.  The Company shall not be obligated to sell or issue any NSO Shares pursuant to this Agreement if such sale or issuance, in the opinion of the Company and the Company’s counsel, might constitute a violation by the Company of any provision of law, including without limitation the provisions of the Securities Act.

8.2  Registration or Qualification of Securities.  The Company may, but shall not be required to, register or qualify the sale of this NSO or any NSO Shares under the Securities Act or any other applicable law.  The Company shall not be obligated to take any affirmative action in order to cause the grant or exercise of this option or the issuance or sale of any NSO Shares pursuant thereto to comply with any law.

9.                                       Restriction on Transfer.  Regardless whether the sale of the NSO Shares has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of NSO Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law.

10.                                 Stock Certificate Restrictive Legends.  Stock certificates evidencing NSO Shares may bear such restrictive legends as the Company and the Company’s counsel deem necessary or advisable under applicable law or pursuant to this Agreement.

11.                                 Employment or Consulting Relationship.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate the Optionee’s employment or consulting at any time, nor confer upon the Optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

12.                                 Assignment; Binding Effect.  Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, legal representatives, and successors of the parties hereto; provided, however, that Optionee may not assign any of Optionee’s rights under this Agreement.

13.                                 Damages.  Optionee shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of NSO Shares which is not in conformity with the provisions of this Agreement.

14.                                 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of California excluding those laws that direct the application of the laws of another jurisdiction.

15.                                 Notices.  All notices and other communications under this Agreement shall be in writing.  Unless and until the Optionee is notified in writing to the contrary, all notices, communications, and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

DepoMed, Inc.

1360 O’Brien Drive

Menlo Park, CA  94404

Unless and until the Company is notified in writing to the contrary, all notices, communications, and documents intended for the Optionee and related to this Agreement, if not delivered by hand, shall be mailed to Optionee’s last known address as shown on the Company’s books.  Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid.  All mailings and deliveries related to this Agreement shall be deemed received when actually received, if by hand delivery, and two business days after mailing, if by mail.

IN WITNESS WHEREOF, the parties have executed this Nonstatutory Stock Option Agreement as of the Grant Date.

DEPOMED, INC.

By:

Title:	President and CEO

The Optionee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement and the Plan.

Optionee

Dated:

Optionee’s spouse indicates by the execution of this Nonstatutory Stock Option Agreement his or her consent to be bound by the terms thereof as to his or her interests, whether as community property or otherwise, if any, in the option granted hereunder, and in any NSO Shares purchased pursuant to this Agreement.

Optionee’s Spouse

Dated: